                                                                    EXHIBIT 4.12

                         REGISTRATION RIGHTS AGREEMENT

                                    BETWEEN

                         CHESAPEAKE ENERGY CORPORATION,
                            AN OKLAHOMA CORPORATION,

                                      AND

                      ANSON PARTNERS LIMITED PARTNERSHIP,
                        AN OKLAHOMA LIMITED PARTNERSHIP

                         DATED AS OF DECEMBER 16, 1997

                               TABLE OF CONTENTS

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                                                                      PAGE
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
RECITALS............................................................    1
SECTION 1.  DEFINITIONS.............................................    1
  1.1   Affiliate...................................................    1
  1.2   Business Day................................................    1
  1.3   Commission..................................................    1
  1.4   Effective Registration......................................    1
  1.5   Exchange Act................................................    1
  1.6   GAAP........................................................    1
  1.7   Governmental Body...........................................    1
  1.8   Indemnified Party...........................................    1
  1.9   Indemnifying Party..........................................    1
  1.10  Inspectors..................................................    1
  1.11  Losses......................................................    1
  1.12  Managing Underwriter........................................    2
  1.13  NASD........................................................    2
  1.14  Person......................................................    2
  1.15  Public Offering.............................................    2
  1.16  Records.....................................................    2
  1.17  Registrable Securities......................................    2
  1.18  Registration Expenses.......................................    2
  1.19  Requested Registration......................................    2
  1.20  Rule 144....................................................    2
  1.22  Securities Act..............................................    2
SECTION 2. REGISTRATION RIGHTS......................................    2
  2.1   Requested Registrations.....................................    2
        (a) Registration Requests...................................    2
        (b) Limitations on Requested Registrations..................    2
        (c) Registration Statement Form.............................    2
        (d) Expenses................................................    2
  2.2   Registration Procedures.....................................    3
  2.3   Holdback Agreements.........................................    5
  2.4   Indemnification.............................................    5
        (a) Indemnification by the Company..........................    5
        (b) Indemnification by the Holder...........................    6
        (c) Notice of Claims, etc...................................    6
        (d) Contribution............................................    7
        (e) Other Indemnification...................................    7
        (f) Indemnification Payments................................    7
        (g) Covenants Relating to Rule 144..........................    7
SECTION 3. MISCELLANEOUS............................................    8
  3.1   Successors And Assigns......................................    8
  3.2   Assignment..................................................    8
  3.3   Governing Law...............................................    8
  3.4   Headings....................................................    8
  3.5   Entire Agreement; Amendment.................................    8
  3.6   Counterparts................................................    8
  3.7   Notices.....................................................    8
  3.8   Accounting Terms............................................    8
  3.9   Confidentiality.............................................    8
  3.10  Jurisdiction and Service of Process.........................    9

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

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into effective the 16th day of December, 1997, between CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company") and ANSON PARTNERS LIMITED PARTNERSHIP, an Oklahoma limited partnership (the "Holder").

                                    RECITALS

     1. Pursuant to that certain Merger Agreement and Plan of Reorganization dated October 22, 1997, as amended, among the Company, the Holder and others (the "Merger Agreement"), the Holder is the holder of 3,792,724 shares (the "AP Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

     2. The Company and the Holder desire to set forth herein the registration rights of the Holder for the AP Shares issued to the Holder in connection with the Merger Agreement.

                                   AGREEMENT

     In consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

SECTION 1. DEFINITIONS.

     As used herein, the terms defined in the introductory paragraph and the Recitals will have the meanings set forth therein and the following terms will have the following respective meanings:

     1.1 Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, the Holder will not be deemed to be an Affiliate of the Company or any of its Affiliates.

     1.2 Business Day. Any day except a Saturday, a Sunday or a day on which commercial banks in the State of Oklahoma are permitted or required by law to close.

     1.3 Commission. The United States Securities and Exchange Commission or any successor Governmental Body.

     1.4 Effective Registration. Any Requested Registration which: (a) has been declared or ordered effective in accordance with the rules of the Commission; and (b) has been kept effective for the period of time contemplated by Section 2.2(b).

     1.5 Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     1.6 GAAP. Generally accepted accounting principles, applied on a consistent basis.

     1.7 Governmental Body. Any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

     1.8  Indemnified Party. A party entitled to indemnity in accordance with
Section 2.4.

     1.9 Indemnifying Party. A party obligated to provide indemnity in accordance with Section 2.4.

     1.10  Inspectors. "Inspectors" will have the meaning ascribed to it in
Section 2.2(j).

     1.11  Losses. "Losses" will have the meaning ascribed to it in Section
2.4(a).

     1.12 Managing Underwriter. With respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

     1.13  NASD. The National Association of Securities Dealers, Inc.

     1.14 Person. Any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     1.15 Public Offering. Any offering of Common Stock to the public, either on behalf of the Company or any or its securityholders, pursuant to an effective registration statement under the Securities Act.

     1.16 Records. "Records" will have the meaning ascribed to it in Section 2.2(j).

     1.17 Registrable Securities. The AP Shares and any additional shares of Common Stock issued or distributed by any way of a dividend, stock split or other distribution in respect of the AP Shares or acquired by way of any rights offering or similar offering made in respect of the AP Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities, when: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such securities shall have been distributed to the public pursuant to Rule 144; (iii) such securities shall have ceased to be outstanding; or (iv) such securities can be distributed to the public without restrictions of any kind pursuant to Rule 144(k) promulgated by the Commission under the Securities Act.

     1.18 Registration Expenses. All expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Requested Registration, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and one attorney for the Holder and the fees and disbursements of the Company's independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, any fees or disbursements for opinions to delete securities legends or restrictions and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities but excluding selling expenses.

     1.19 Requested Registration. Any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.1.

     1.20 Rule 144. Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

     1.21 Selling Expenses. Any underwriting discounts, commissions and transfer taxes, if any, in respect of Registrable Securities.

     1.22 Securities Act. The Securities Act of 1933, as amended, and all rules and regulations thereunder.

SECTION 2. REGISTRATION RIGHTS.

     2.1  Requested Registrations.

          (a) Registration Requests. Within ten (10) days after receipt of final comments of the Commission with respect to the disclosure statements for the Company in connection with the Hugoton Energy Corporation and the DLB Oil & Gas, Inc. merger transactions and in no event later than March 1, 1998 upon the written request of the Holder requesting that the Company effect the registration under the Securities Act of the outstanding Registrable Securities and specifying the number of Registrable Securities to be registered the Company will use its best efforts to effect a shelf registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Holder and all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities to be so registered. The Company further agrees to take all reasonable steps necessary or appropriate so that such registration statement will be declared effective on

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

     or before April 1, 1998 and, subject to the terms of Section 2.2 hereof, to keep it continuously effective in order to permit the prospectus forming a part thereof to be used by the Holder until the first to occur of: (a) 5:00 p.m. Oklahoma City time on March 31, 1999; and (b) the date that the Holder sells or transfers all of the Registrable Securities subject to such registration statement.

          (b) Limitations on Requested Registrations. Notwithstanding anything herein to the contrary, the Company will not be required to honor a request for a Requested Registration if:

             (1) the Company has previously effected an Effective Registration;
        or

             (2) the Registrable Securities requested by the Holder to be so registered do not constitute at least fifty percent (50%) of the total number of Registrable Securities then outstanding;

          (c) Registration Statement Form. The Requested Registration will be on such appropriate registration form promulgated by the Commission as shall be selected by the Company, and shall be reasonably acceptable to the Holder and shall permit the disposition of such Registrable Securities in accordance with the intended method for such registration.

          (d) Expenses. The Company will pay all Registration Expenses incurred in connection with any Requested Registration. The Holder will pay the Selling Expenses for a Requested Registration.

     2.2 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1, the Company will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will use its best efforts to, as expeditiously as possible:

          (a) Prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become effective, provided that such registration statement or any amendment thereto will not be filed with the Commission until the Holder and its counsel have had a reasonable opportunity to review the same and to exercise their rights under Section 2.2(j);

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in such registration statement or (ii) March 31, 1999;

          (c) Promptly notify the Holder and the underwriter or underwriters, if any:

             (1) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

             (2) of any written comments from the Commission with respect to any filing referred to in clause (1) above and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

             (3) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

             (4) of the receipt by the Company of any notification with respect to the suspension of the qualification or registration of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

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

          (d) Furnish to the Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 (or any successor rule) promulgated under the Securities Act relating to the Holder's Registrable Securities, and such other documents, as the Holder may reasonably request to facilitate the disposition of its Registrable Securities;

          (e) Use its best efforts to keep such registration or qualification in effect for so long as such registration statement is required to remain in effect, and take any action which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holder, except that the Company will not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2.2(e) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or
     (iii) to consent to general service of process in any jurisdiction;

          (f) Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Body as may be necessary to enable the Holder to consummate the disposition of such Registrable Securities;

          (g) Furnish to the Holder a signed counterpart, addressed to the Holder, of

             (1) an opinion of counsel for the Company, dated the effective date of such registration statement reasonably satisfactory in form and substance to the Holder, and

             (2) a "comfort" letter, dated the effective date of such registration statement signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities, and in the case of the accountants' letter, such other financial matters as the Holder may reasonably request;

          (h) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the Holder promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (i) Otherwise use the Company's best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (j) Make available for inspection by the Holder and any attorney, accountant or other agent retained by the Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as will be reasonably

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

     necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the Inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential will not be disclosed by the Inspectors unless
     (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The Holder agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (k) Provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (l) Use its best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed;

          (m) The Company may require the Holder and the Holder, as a condition to including Registrable Securities in any registration, will, furnish the Company with such information and affidavits regarding the Holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration; and

          (n) The Holder agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(h), the Holder will forthwith discontinue the Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(h) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in the Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period referred to in
     Section 2.2(b) will be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to
     Section 2.2(h) and to and including the date when the Holder will receive the copies of the supplemented or amended prospectus contemplated by
     Section 2.2(h).

     2.3 Holdback Agreements. Unless otherwise agreed in writing by the Holder and the Company, the Holder, by acquisition of such Registrable Securities, agrees, to the extent permitted by law, not to effect any public sale or distribution (including a sale under Rule 144) of such securities, or any securities convertible into or exchangeable or exercisable for such securities, prior to April 1, 1998.

     2.4  Indemnification.

          (a) Indemnification by the Company. In connection with a Requested Registration, the Company will, to the full extent permitted by law, indemnify and hold harmless the Holder and its partners and officers, and each other Person, if any, who controls the Holder within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which the Holder or any such partner or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were

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

     made) not misleading, and the Company will reimburse the Holder and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that the Company will not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon or in conformity with written information furnished to the Company through an instrument duly executed by the Holder, such partner, officer or controlling Person. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such partner, officer or controlling Person, and will survive the transfer of such securities by the Holder. The Company will also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Holder.

          (b) Indemnification by the Holder. The Holder, as a condition to including Registrable Securities in a Requested Registration or a Piggyback Registration will, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by the Holder contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holder, its partners, officers or controlling Persons; provided, however, that the aggregate amount which may be recovered from the Holder pursuant to the indemnification provided for in this Section 2.4(b) in connection with any registration and sale of Registrable Securities will be limited to the total proceeds received by the Holder from the sale of such Registrable Securities. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and will survive the transfer of such securities by the Holder. The Holder will also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

          (c) Notice of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.4(a) or Section 2.4(b), such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 2.4, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party will be entitled to participate in and, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of

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

     investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided further that the Indemnified Party or Indemnified Parties will have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of one such counsel will be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of the claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party will be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties. No Indemnifying Party will consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party, which consent will not be unreasonably withheld. No Indemnifying Party will be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

          (d) Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 2.4 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party will contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.4(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 2.4(d). The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this Section 2.4(d) will be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this
     Section 2.4(d). No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

          (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 2.4 (with appropriate modifications) will be given by the Company and the Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of any Governmental Body other than the Securities Act. The provisions of this Section 2.4 will be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

          (f) Indemnification Payments. The indemnification required by this
     Section 2.4 will be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

          (g) Covenants Relating to Rule 144. If at any time the Company is required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish the Holder with such other information as the Holder may reasonably request in order to avail itself of such rule or any other rule or regulation of the Commission allowing the Holder to sell any Registrable Securities without

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

     registration, and will, at its expense, forthwith upon the request of the Holder, deliver to the Holder a certificate, signed by the Company's principal financial officer, stating: (a) the Company's name, address and telephone number (including area code); (b) the Company's Internal Revenue Service identification number; (c) the Company's Commission file number;
     (d) the number of shares of each class of stock outstanding as shown by the most recent report or statement published by the Company; and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

SECTION 3. MISCELLANEOUS.

     3.1 Successors And Assigns. This Agreement will be binding upon and will inure to the benefit of the parties, and their respective successors and permitted assigns.

     3.2 Assignment. The rights, privileges, duties and obligations of the Holder and the Company under this Agreement cannot be assigned by the Holder or the Company without the other party's written consent, which will not be unreasonably withheld.

     3.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Oklahoma.

     3.4 Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement.

     3.5 Entire Agreement; Amendment. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by all the parties hereto.

     3.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     3.7 Notices. All notices, statements, instructions or other documents required to be given hereunder, will be in writing and will be given personally, by courier, by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed to the Holder at its principal office, 4005 Northwest Expressway, Oklahoma City, Oklahoma 73116, Attention: Carl B. Anderson, III and to the Company at its principal office, 6100 North Western, Oklahoma City, Oklahoma 73118, Attention:
Chief Financial Officer. Each party hereto, by written notice given to the other party hereto in accordance with this Section 3.7, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed will be deemed to have been given when actually received or three (3) days after deposited in the United States mails.

     3.8 Accounting Terms. Unless otherwise specified, all accounting terms used in this Agreement will be interpreted in accordance with GAAP.

     3.9 Confidentiality. Each party hereto agrees to use only in a manner consistent with its status as a securityholder of the Company and not in furtherance of any other business purpose, any information which it may receive from, or at the direction of, the Company with respect to the financial condition or business operations of the Company or any subsidiary, and to hold such information in confidence, except for disclosures (i) to its legal counsel, accountants and other professional advisors; (ii) as required by law, regulation or legal process; (iii) in accordance with the prior written consent of the Company; and (iv) as may be reasonably necessary in the context of any dispute involving this Agreement. The information subject to the restrictions set forth in this Section 3.9 will not include information which: (a) becomes generally available to the public other than as a result of a disclosure by any securityholder, or any Affiliate thereof (other than the Company or its Subsidiaries) or representatives; (b) was available to a securityholder on a non-confidential

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

basis prior to its disclosure by the Company, a subsidiary of the Company or their representatives; or (c) becomes available to a securityholder on a non-confidential basis from a source other than the Company, a subsidiary of the Company or their representatives, provided, however, that such source is not bound by a confidentiality agreement with the Company, a subsidiary of the Company or their representatives.

     3.10 Jurisdiction and Service of Process. Any suit, action or proceeding against the Company arising from or in connection with this Agreement may be brought in the District Court of Oklahoma County, Oklahoma, or in the United States District Court for the Western District of Oklahoma, and the Company and the Holder irrevocably submit to the jurisdiction of each such court for the purpose of any suit, action or proceeding. The Company and the Holder hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any of such courts, and hereby irrevocably waive any claim that any such suit, action or proceeding in any such court has been brought in an inconvenient forum.

                                            ANSON PARTNERS LIMITED
                                              PARTNERSHIP,
                                            an Oklahoma limited partnership

                                            By    /s/ CARL ANDERSON, III
                                             -----------------------------------
                                                     Carl Anderson, III
                                                    Sole General Partner

                                            CHESAPEAKE ENERGY CORPORATION,
                                            an Oklahoma corporation

                                            By   /s/ AUBREY K. MCCLENDON
                                             -----------------------------------
                                                     Aubrey K. McClendon
                                                   Chief Executive Officer

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